Exhibit 10.5

RELIANT PHARMACEUTICALS, LLC.

EQUITY INCENTIVE PLAN

Adopted as of July 6, 2000

i

RELIANT PHARMACEUTICALS, LLC

EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purposes of the Reliant Pharmaceuticals, LLC Equity Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Managers and Consultants and to promote the success of the Company’s business.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Acquisition” means (i) any consolidation or merger of the Company with or into any other corporation or other entity or person in which the Members prior to such consolidation or merger to own less than fifty percent (50%) of the Company’s equity immediately after such consolidation or merger, excluding any consolidation or merger effected exclusively to change the domicile of the Company or to convert the Company to a C-Corporation, whereupon the Options, Restricted Units and this Plan are assumed by the successor entity; or (ii) a sale of all or substantially all of the assets of the Company in a complete liquidation or dissolution of the Company in a transaction not covered by the exceptions to clause (i) above.

(b) “Applicable Laws” means the requirements relating to the administration of option plans under U.S. state laws, U.S. federal and state securities laws, the Code, and the applicable laws of any foreign country or jurisdiction where Options or Restricted Units are granted under the Plan.

(c) “Board” means the Board of Managers of the Company.

(d) “C-Corporation” means a corporation subject to taxation under Chapter C of the Code.

(e) “Capital Contribution” means the contributions by the Members to the capital of the Company.

(f) “Cause” shall mean a termination by the Company of the Service Provider’s relationship with the Company due to (i) the commission by the Service Provider of an act of fraud against the Company or any affiliate thereof or embezzlement, (ii) a breach of one or more of the following duties to the Company: (A) the duty of loyalty, (B) the duty not to take willful actions which would reasonably be viewed by the Company as placing the Service Provider’s interest in a position adverse to the interest of the Company, (C) the duty not to engage in self-dealing with respect to the Company’s assets, properties or business opportunities, except as approved in writing by the Board, (D) the duty of honesty or (E) any other fiduciary duty which the Service Provider owes to the Company, (iii) a conviction of the Service Provider

(or a plea of nolo contendere in lieu thereof) for (A) a felony or (B) a crime involving fraud, dishonesty or moral turpitude, (iv) intentional misconduct with respect to his duties to the Company, including, but not limited to, knowing and intentional violation by the Service Provider of written policies of the Company, including policies regarding confidential information and non-competition, or specific directions of the Board or superior officers of the Company, which policies or directives are neither illegal (or do not involve illegal conduct) nor do they require the Service Provider to violate reasonable business ethical standards, or (v) the failure of the Service Provider, after written notice from the Company, to render services to the Company in accordance with his employment or other relationship with the Company, which failure is not cured within 10 days of receipt of such notice.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Committee” means the Compensation Committee of the Board.

(i) “Company” means Reliant Pharmaceuticals, LLC, a Delaware limited liability company, and any successor thereto.

(j) “Consultant” means any consultant or adviser if: (i) the consultant or adviser renders bona fide services to the Company; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or adviser is a natural person who has contracted directly with the Company to render such services.

(k) “Disability” means the total and permanent disability of a Participant within the meaning of Code Section 22(e)(3).

(l) “Employee” means any person, including a Manager, who is designated by the Board as an employee. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, or any successor. Neither service as a Manager nor payment of a Manager’s fee by the Company shall be sufficient, by itself, to constitute “employment” by the Company. In addition, the term employee shall not include any person whose services with the Company are performed pursuant to a contract that purports to treat the individual as an independent contractor even if such individual is later determined (by judicial action or otherwise) to have been a common law employee of the Company, rather than an independent contractor.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” shall be the fair market value of any Unit as established by the Committee acting in good faith.

(o) “Holder” means a person who holds the right to exercise an Option under this Plan or any Units acquired pursuant to the exercise of an Option or upon the award of a Restricted Unit.

(p) “Immediate Family” means parents, siblings, spouse and issue, spouses of such issue and any trust for the benefit of, or the legal representative of, any of the preceding persons, or any partnership substantially all of the partners of which are one or more of such persons or the Participant or any limited liability company substantially all of the members of which are one or more of such persons or the Participant.

(q) “Manager” means a member of the Board.

(r) “Member” means any person who has been admitted to the Company as a member of the Company in accordance with the terms of the LLC Agreement, and who owns an interest in the Company, including, without limitation Series A Holders, Series B Holders and Class One Holder, each as defined in the LLC Agreement.

(s) “LLC Agreement” means the Limited Liability Company Operating Agreement of Reliant Pharmaceuticals, LLC, dated as of July 6, 2000 by the Members named therein, as amended from time to time.

(t) “Option” means a option to purchase Units granted pursuant to the Plan.

(u) “Option Agreement” means a written agreement between the Company and a Holder evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(v) “Participant” means a person who has been granted an option or awarded a Restricted Unit pursuant to the Plan.

(w) “Plan” means the Reliant Pharmaceuticals, LLC Equity Incentive Plan.

(x) “Restricted Units” means Units acquired pursuant to the exercise of an unvested Option in accordance with Section 9(h) below or pursuant to a grant under Section 11 below.

(y) “Service Provider” means an Employee, Manager or Consultant.

(z) “Unit” means a Common Unit in the Company.

3. Administration of the Plan.

(a) Delegation; Appointment. The Committee shall have, in connection with the administration of the Plan, the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.

(b) Powers of the Committee. Subject to the provisions of the Plan and the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Committee shall have the authority in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Options and Restricted Units may from time to time be granted or awarded hereunder;

(iii) to determine the number of Units to be covered by each such award or grant hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions of any Option or Restricted Unit granted or awarded hereunder (such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Restricted Units may vest or be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Restricted Unit or the Units relating thereto, based in each case on such factors as the Committee, in its sole discretion, shall determine);

(vi) to determine whether to offer to buyout a previously granted Option as provided in subsection 8(j) and to determine the terms and conditions of such offer and buyout (including whether payment is to be made in cash or other property);

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(viii) to amend the Plan or any Option or Restricted Unit granted under the Plan as provided in Section 13; and

(ix) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan and to exercise such powers and perform such acts as the Committee deems necessary or desirable to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c) Effect of Committee’s Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all Holders.

4. Eligibility.

Options and Restricted Units may be granted to Service Providers, as selected by the Committee in its sole discretion. If otherwise eligible, a Service Provider who has been granted an Option or Restricted Unit may be granted additional Options or Restricted Units.

5. Limitations. Neither the Plan, any Option nor any Restricted Unit shall confer upon a Participant any right with respect to continuing the Participant’s employment or consulting relationship with the Company, nor shall they interfere in any way with the Participant’s right or the Company’s right to terminate such employment or consulting relationship at any time, with or without Cause.

6. Term of Plan. The Plan shall become effective upon its initial adoption by the Board and shall continue in effect until it is terminated under Section 13 of the Plan. No Options or Restricted Units may be issued under the Plan after the Company is converted from a limited liability company to a C-Corporation.

7. Option Exercise Price and Consideration.

(a) The exercise price for the Units to be issued upon exercise of an Option shall be the Fair Market Value of an Unit on the date the Option is granted.

(b) The consideration to be paid for the Units to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee. Such consideration may consist of (i) cash, (ii) check, (iii) property (including underlying Units) of any kind which constitutes good and valuable consideration, or (iv) with the consent of the Committee, any combination of the foregoing methods of payment.

8. Exercise of Option.

(a) Vesting; Fractional Exercises. Options granted hereunder shall be vested and exercisable according to the terms hereof at such times and under such conditions as determined by the Committee and set forth in the Option Agreement. If, on the date of termination, the Holder is not vested as to his or her entire Option, the Units covered by the unvested portion of the Option shall immediately cease to be issuable under the Option. If, after termination, the Holder does not exercise the vested portion of the Option within the time period specified herein or the Option Agreement, the Option shall terminate. An Option may not be exercised for a fraction of an Unit.

(b) Deliveries upon Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Committee:

(i) A written or electronic notice complying with the applicable rules established by the Committee stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Participant or other person then entitled to exercise the Option or such portion of the Option;

(ii) Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with Applicable Laws. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance;

(iii) Upon the exercise of all or a portion of an unvested Option pursuant to Section 9(h), a Restricted Unit Agreement in a form determined by the Committee and signed by the Holder or other person then entitled to exercise the Option or such portion of the Option; and

(iv) In the event that the Option shall be exercised by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option.

(v) A joinder agreement to the LLC Agreement, a counterpart signature page to the LLC Agreement, or such other documents binding Holder to the LLC Agreement as may be proscribed by the Committee.

(c) Conditions to Ownership of Units. The Company shall not be required to issue any Units purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(i) The completion of any registration or other qualification of such Units under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee shall, in its absolute discretion, deem necessary or advisable;

(ii) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;

(iii) The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience; and

(iv) The receipt by the Company of full payment for such Units, including payment of any applicable withholding tax, which in the discretion of the Committee may be in the form of consideration used by the Holder to pay for such Units under Section 7(b).

(d) Termination of Relationship as a Service Provider. If the Participant ceases to be a Service Provider other than for Cause or by reason of the Participant’s Disability or death, the Holder of such Participant’s Options may exercise the Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Participant’s termination.

(e) Disability of Participant. If a Participant ceases to be a Service Provider as a result of Disability, the Holder of such Participant’s Option may exercise such Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. .

(f) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement by the executor of the Participant’s estate or by a person who acquires the right to exercise the Option by bequest, inheritance, or the laws of descent or distribution, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement).

(g) Termination for Cause. Unless otherwise specifically provided in a Participant’s Option Agreement, the Option shall terminate automatically if the Participant ceases to be a Service Provider for Cause.

(h) Early Exercisability. The Committee may provide in the terms of a Participant’s Option Agreement that the Holder may, at any time before the Participant’s status as a Service Provider terminates, exercise the Option in whole or in part prior to the full vesting of the Option; provided, however, that in addition to the provisions of Seciton 8(i), unless the Committee determines otherwise, the Company shall be obligated to repurchase any unvested Units acquired upon exercise of an Option upon termination of the Participant’s status as a Service Provider, and such unvested Units may be subject to any repurchase, forfeiture, transfer or other restrictions as the Committee may determine in its sole discretion. Subject to Section 1, purchase price for Units repurchased by the Company and the terms of such repurchase right shall be determined by the Committee in its sole discretion, and shall be set forth in the Restricted Unit Agreement.

(i) Repurchase Provisions. The Committee in its discretion may provide that the Company may repurchase Units acquired upon exercise of an Option upon a Participant’s termination as a Service Provider; provided, however that any such repurchase right shall be set forth in the applicable Option Agreement or in another agreement referred to in such agreement.

(j) Buyout Provisions. The Committee may at any time buyout for a payment in cash or other consideration, an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Holder at the time that such offer is made.

(k) Capital Account. Upon exercise of an Option or portion thereof the Holder’s capital account treatment will be governed by the LLC Agreement.

9. Non-Transferability of Options and Restricted Units. Other than as approved by the Committee in advance and in writing, Options and Restricted Units may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and Options may be exercised, during the lifetime of the Participant, only by the Participant. Notwithstanding the foregoing provisions of this Section 9, the Committee may, provide that Options or Restricted Units may be transferred to Immediate Family; provided, however, that any such transfer is without payment of any consideration whatsoever, that no such transfer shall be valid unless first approved by the Committee, acting in its sole discretion, and that any Option or Restricted Unit so transferred shall remain subject to the terms and conditions of the Option or Restricted Unit Agreement.

10. Restricted Units.

(a) Grants. Restricted Units may be issued either alone, in addition to, or in tandem with Options granted under the Plan and/or cash awards made outside of the Plan. After the Committee determines that it will offer Restricted Units under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the Restricted Unit including, the price to be paid, if any. The grant of a Restricted Unit shall be accepted by execution of a Restricted Unit Agreement in the form determined by the Committee.

(b) Repurchase Right. Unless the Committee determines otherwise, the Company shall be obligated to repurchase any unvested Units granted thereunder upon the termination of the Participant’s status as a Service Provider for any reason. Subject to Section 11, the purchase price for Units repurchased by the Company pursuant to such repurchase right and the rate at with such repurchase right shall lapse shall be determined by the Committee in its sole discretion, and shall be set forth in the Restricted Unit Agreement.

(c) Other Provisions. The Restricted Unit Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion.

(d) Rights and Obligations as a Member. Once a Restricted Unit is granted, the Holder shall have rights equivalent to those of a Member; provided, however, that until all of the restrictions imposed under the Restricted Unit Agreement, if any, expire or shall have been removed, the Holder’s interest in such Restricted Units shall be subject to repurchase and forfeiture as provided in the Restricted Unit Agreement.

11. Adjustments upon Changes in Capitalization, Merger or Asset Sale.

(a) In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, additional Units or other property), any Capital Contributions to the Company, recapitalization, reclassification, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Units or other securities of the Company, issuance of warrants or other rights to purchase Units or other securities of the Company, or other similar corporate transaction or event, in the Committee’s sole discretion, affects the Units such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Option or Restricted Unit, then the Committee shall, in such manner as it may deem equitable, adjust any or all of:

(i) the kind of Units (or other securities or property) with respect to which Options or Restricted Units may be granted or awarded;

(ii) the number and kind of Units (or other securities or property) subject to outstanding Options or Restricted Units; and

(iii) the grant or exercise price with respect to any Option or Restricted Unit.

(b) In the event of any transaction or event described in Section 11(a), the Committee, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Option, or Restricted Unit Agreement or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Option, or Restricted Unit granted or issued under the Plan or to facilitate such transaction or event:

(i) To provide for either the purchase of any such Option, or Restricted Unit for an amount of cash equal to the amount that could have been obtained upon the exercise of such Option or realization of the Holder’s rights had such Option or Restricted Unit been currently exercisable or payable or fully vested or the replacement of such Option or Restricted Unit with other rights or property selected by the Committee in its sole discretion;

(ii) To provide that such Option shall be exercisable as to all Units covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Option;

(iii) To provide that such Option, or Restricted Unit be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the equity securities of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity and prices;

(iv) To make adjustments in the number and type of Units (or other securities or property) subject to outstanding Options, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Options or Restricted Units or Options or Restricted Units which may be granted in the future; and

(v) To provide that immediately upon the consummation of such event, such Option shall not be exercisable and shall terminate; provided, that for a specified period of time prior to such event, such Option shall be exercisable as to all Units covered thereby, and the restrictions imposed under an Option Agreement or Restricted Unit Agreement upon some or all Units may be terminated and, in the case of Restricted Units, some or all Units covered by such Restricted Units may cease to be subject to repurchase, notwithstanding anything to the contrary in the Plan or the provisions of such Option, or Restricted Unit Agreement.

(c) The Committee may, in its discretion, include such further provisions and limitations in any Option, Restricted Unit Agreement or certificate, as it may deem equitable and in the best interests of the Company.

(d) If the Company undergoes an Acquisition, then any surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, may assume any Options, or Restricted Units outstanding under the Plan or may substitute similar awards (including an award to acquire the same consideration paid to the Members in the transaction described in this subsection 11(d)) for those outstanding under the Plan. In the event any surviving corporation or entity or acquiring corporation or entity in an Acquisition does not assume such Options or Restricted Units or does not substitute similar awards for those outstanding under the Plan, then with respect to (i) Options or Restricted Units held by participants in the Plan whose status as a Service Provider has not terminated prior to such event, the vesting of such Options or Restricted Units (and, if applicable, the time during which such awards may be exercised) shall be accelerated and made fully exercisable and all restrictions thereon shall lapse at least ten (10) days prior to the closing of the Acquisition (and the Options terminated if not exercised prior to the closing of such Acquisition), and (ii) any other Options outstanding under the Plan, such Options or Restricted Units shall be terminated if not exercised prior to the closing of the Acquisition.

(e) Notwithstanding the foregoing, in the event that the Company becomes a party to a transaction that is intended to qualify for “pooling of interests” accounting treatment and, but for one or more of the provisions of this Plan or any Option Agreement or any Restricted Unit Agreement would so qualify, then this Plan and any such agreement shall be interpreted so as to preserve such accounting treatment, and to the extent that any provision of the Plan or any such agreement would disqualify the transaction from pooling of interests accounting treatment (including, if applicable, an entire Option Agreement or Restricted Unit Agreement), then such provision shall be null and void. All determinations to be made in connection with the preceding sentence shall be made by the independent accounting firm whose opinion with respect to “pooling of interests” treatment is required as a condition to the Company’s consummation of such transaction.

(f) The existence of the Plan, any Option Agreement or Restricted Unit Agreement and the Options granted hereunder shall not affect or restrict in any way the right or power of the Company or the Members to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of Units or of options, warrants or rights to purchase Units or of bonds, debentures, preferred or prior preference Units whose rights are superior to or affect the Units or the rights thereof or which are convertible into or exchangeable for Units, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

12. Time of Granting Options and Restricted Units. The date of grant of an Option or Restricted Unit shall, for all purposes, be the date on which the Committee makes the determination granting such Option or Restricted Unit, or such other date as is determined by the Committee. Notice of the determination shall be given to each Service Provider to whom an Option or Restricted Unit is so granted within a reasonable time after the date of such grant.

13. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time wholly or partially amend, alter, suspend or terminate the Plan.

(b) Member Approval. The Board shall obtain approval of the Members to any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Holder, unless mutually agreed otherwise between the Holder and the Committee (including as provided under the Option Agreement or Restricted Unit Agreement), which agreement must be in writing and signed by the Holder and the Company. Termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Options, or Restricted Units granted or awarded under the Plan prior to the date of such termination.

14. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Units hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Units as to which such requisite authority shall not have been obtained.

15. Information to Participants. The Company shall provide to each Participant, not less frequently than annually during the period such Participant has one or more Options or Restricted Units outstanding, and, in the case of any Holder of any Units, during the period such individual holds such Units, copies of annual financial statements. Notwithstanding the preceding sentence, the Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.

16. Investment Intent. The Company may require a Participant, as a condition of exercising or acquiring Units under any Option or upon grant of a Restricted Unit, (i) to give written assurances satisfactory to the Company as to the participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option or Restricted Unit; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring the Units subject to the Option of the Restricted Unit Agreement for the Participant’s own account and not with any present intention of selling or otherwise distributing the Units. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if a determination is made by counsel for the Company that any such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on certificates (or such other appropriate documents) evidencing Units issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Units.

17. Conversion to C-Corporation. Upon consummation of the conversion of the Company from a limited liability company to a C-Corporation, subject to the provisions of the applicable agreement setting forth the terms of such conversion, all Options and Restricted Units granted under the Plan shall be converted into, in such conversion, options to acquire shares of, or share of, as applicable, the resulting corporation’s common stock, subject to terms substantially equivalent to the terms of the Option or Restricted Units they are intended to replace. In addition, the Committee may take such action as is necessary to reflect the conversion of the Company to a C-Corporation, including but not limited to amendment of any Option Agreement or Restricted Unit Agreement to impose additional restrictions necessary to satisfy any Applicable Laws, including any requirements of any stock exchange upon which the stock may be listed.

18. Governing Law. The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.

* * * * * * *

I hereby certify that the Plan was duly adopted by the Board of Managers of Reliant Pharmaceuticals, LLC on July 6, 2000 and approved by the Members of Reliant Pharmaceuticals, LLC on                     , 2000.

Executed on this              day of                     , 2000.

Secretary of Reliant Pharmaceuticals, LLC